                                                                  CONFORMED COPY

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                                LEASE AGREEMENT


                         Dated as of December 22, 1994

                                    between

                            MERIDIAN TRUST COMPANY,
                         not in its individual capacity
                    except as otherwise expressly provided,
                          but solely as Owner Trustee,

                                      and

                         CONSOLIDATED RAIL CORPORATION,
                                   as Lessee

                              57 Rebuilt Railcars
                                795 New Railcars

                       Conrail 1994-A Pass Through Trust

================================================================================


CERTAIN OF THE RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE AGREEMENT OF MERIDIAN TRUST COMPANY, AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT, DATED AS OF THE DATE HEREOF, BETWEEN MERIDIAN TRUST COMPANY AND THE OWNER PARTICIPANT NAMED THEREIN, HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS INDENTURE TRUSTEE, UNDER THE INDENTURE, DATED AS OF THE DATE HEREOF, FOR THE BENEFIT OF THE HOLDERS OF THE EQUIPMENT NOTES REFERRED TO IN THE INDENTURE. THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY THE ORIGINAL COUNTERPART CONTAINS THE RECEIPT THEREFOR EXECUTED BY WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS INDENTURE TRUSTEE, ON THE SIGNATURE PAGES THEREOF. SEE SECTION 22 FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

Filed with the Interstate Commerce Commission pursuant to 49 U.S.C. Section 11303 on December __, 1994 at _____ _.M. Recordation Number ______ and deposited in the Office of the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada on December __, 1994, at _____ _.M.

                      TABLE OF CONTENTS TO LEASE AGREEMENT


                                                                                                  Page
                                                                                                  ----
Section 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Section 2.  Acceptance and Leasing of Items of Equipment  . . . . . . . . . . . . . . . . . . . .   2

Section 3.  Term and Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (a)      Interim Lease Term and Basic Lease Term . . . . . . . . . . . . . . . .   2
                 (b)      Interim Rent and Basic Rent . . . . . . . . . . . . . . . . . . . . . .   2
                 (c)      Supplemental Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (d)      Payment to Indenture Trustee  . . . . . . . . . . . . . . . . . . . . .   3
                 (e)      Adjustments to Basic Rent, Stipulated Loss Value,
                            Termination Value, Etc. . . . . . . . . . . . . . . . . . . . . . . .   4

Section 4.  Lessor's Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . .   5
                 (a)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . .   5
                 (b)      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Section 5.  Return of Items of Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (a)      Return Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (b)      Redelivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (c)      Storage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (d)      Per Diem Rental . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (e)      Event of Loss During Storage  . . . . . . . . . . . . . . . . . . . . .   7
                 (f)      Event of Loss Generally . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 6.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 7.  Maintenance; Operation; Possession; Identification Marks  . . . . . . . . . . . . . .   9
                 (a)      Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (b)      Operation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (c)      Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (d)      Identification Marks  . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 8.  Replacement of Parts; Alterations, Modifications and Additions  . . . . . . . . . . .  10
                 (a)      Required Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (b)      Voluntary Changes . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 9.  Voluntary Termination for Obsolescence or Surplus . . . . . . . . . . . . . . . . . .  11
                 (a)      Right of Termination  . . . . . . . . . . . . . . . . . . . . . . . . .  11

                 (b)      Sale of Items of Equipment  . . . . . . . . . . . . . . . . . . . . . .  11
                 (c)      Certain Obligations Upon Sale of Items of Equipment . . . . . . . . . .  12
                 (d)      Retention of Items of Equipment by Lessor . . . . . . . . . . . . . . .  13

Section 10.  Loss, Destruction, Requisition, Etc. . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (a)      Event of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (b)      Application of Payments from Governmental Authorities for
                            Requisition of Title or Use . . . . . . . . . . . . . . . . . . . . .  14
                 (c)      Application of Payments During Existence of Event of
                            Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

Section 11.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

Section 12.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Section 13.  Assignment, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Section 14.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Section 15.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 16.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Section 17.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Section 18.  Net Lease, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 19.  Renewal Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (a)      Renewal Options . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (b)      Exercise of Option  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (c)      Stipulated Loss Value . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (d)      Evidence of Renewal . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (e)      New Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 20.  Purchase Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (a)      EBO Purchase Option . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (b)      FMV Purchase Option . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (c)      Exercise of Option  . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (d)      Evidence of Transfer  . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 21.  Successor Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 22.  Security for Lessor's Obligation to Equipment Note Holders . . . . . . . . . . . . .  25

Section 23.  Investment of Security Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 24.  Lessor's Right to Perform for Lessee . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 25.  Concerning Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 26.  Repayment of Deficiency Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 27.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


Exhibit A     -   Form of Certificate of Acceptance
Exhibit B     -   Form of Lease Supplement
Exhibit C     -   Basic Rent
Exhibit D-1   -   Stipulated Loss Values
Exhibit D-2   -   Termination Values
Exhibit E     -   EBO Information

Schedule I    -   Total Quantity of Items of Equipment and Equipment Cost

Appendix A    -   Definitions

                                LEASE AGREEMENT


                 THIS LEASE AGREEMENT, dated as of December 22, 1994, between MERIDIAN TRUST COMPANY, a Pennsylvania trust company, with its principal place of business at 35 North Sixth Street, Reading, Pennsylvania 19603, not in its individual capacity, except as otherwise expressly provided herein, but solely as Owner Trustee under the Trust Agreement, and CONSOLIDATED RAIL CORPORATION, a Pennsylvania corporation with its principal place of business at 2001 Market Street, Two Commerce Square, Philadelphia, Pennsylvania 19101-1417, whereby the parties hereto agree as follows:


                         W I T N E S S E T H   T H A T:


                 WHEREAS, Lessee has built or caused to be built certain of the Railcars and rebuilt the remainder of the Railcars (such term and other capitalized terms used herein being defined as hereinafter provided) and contracted to sell to the Owner Trustee, pursuant to the Railcar Purchase Agreement, the Railcars described therein;

                 WHEREAS, the Owner Participant has entered into the Trust Agreement with the Owner Trustee whereby the Owner Trustee is to acquire and hold the Owner Trust Estate for the benefit of the Owner Participant;

                 WHEREAS, the Owner Participant, the Owner Trustee, the Lessee and the Indenture Trustee have entered into the Participation Agreement, subject to the terms and conditions of which the Owner Trustee agrees to assign and pledge to the Indenture Trustee its rights under the Railcar Purchase Agreement;

                 WHEREAS, the Company, the Owner Trustee and the Indenture Trustee, for the benefit of the Holders, are concurrently entering into the Indenture Agreement, whereby the Owner Trustee agrees, among other things, (a) to convey legal title to the Items of Equipment to the Indenture Trustee for the sole purpose of providing the Indenture Trustee with a security interest in the Items of Equipment, subject to the rights of Lessee under this Lease, (b) to assign and pledge to the Indenture Trustee the Owner Trustee's rights under the Railcar Purchase Agreement and this Lease, and (c) to lease the Items of Equipment from the Indenture Trustee, and the Indenture Trustee agrees, among other things, to issue Equipment Notes as evidence of the participation of the Holders in the payment of the Cost of the Items of Equipment and to lease the Items of Equipment to the Owner Trustee; and

                 WHEREAS, concurrently the Owner Trustee desires to undertake herein to lease to Lessee, and Lessee desires to undertake herein to lease from the Owner Trustee, the Items of Equipment, as more fully hereinafter set forth.

                 NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                 Section 1. Definitions. All capitalized terms used herein shall have the respective meanings set forth in Appendix A hereto for all purposes of this Lease. All references in this Lease to Sections and Exhibits refer, unless otherwise specified, to Sections of and Exhibits to this Lease.

                 Section 2. Acceptance and Leasing of Items of Equipment. Lessor hereby agrees (subject to satisfaction or waiver of all of the conditions set forth in Section 4 of the Participation Agreement), simultaneously with the delivery of legal title to each Item of Equipment from Lessor to the Indenture Trustee and acceptance thereof by the Indenture Trustee, to accept delivery of such Item of Equipment from the Indenture Trustee and concurrently to lease such Item of Equipment to Lessee hereunder, and Lessee hereby agrees (subject to satisfaction or waiver of all of the conditions set forth in Section 5 of the Participation Agreement) to lease from Lessor hereunder such Item of Equipment, as evidenced by the execution and delivery by Lessor and Lessee, respectively, of a Certificate of Acceptance and a Lease Supplement covering such Item of Equipment. Lessor hereby authorizes one or more employees of Lessee, designated by Lessee, to act on behalf of Lessor as its authorized representative or representatives to accept delivery of such Item of Equipment in accordance with Sections 2 and 3 of the Participation Agreement. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of such Item of Equipment for all purposes of this Lease.

                 Section 3. Term and Rent. (a) Interim Lease Term and Basic Lease Term. The Interim Lease Term for each Item of Equipment shall commence on the Delivery Date of such Item of Equipment and shall terminate at midnight on the day preceding the Basic Lease Commencement Date. The Basic Lease Term for each Item of Equipment shall commence at 12:01 a.m. on the Basic Lease Commencement Date and shall terminate on the Basic Lease Termination Date for such Item of Equipment.

                 (b) Interim Rent and Basic Rent. Lessee hereby agrees to pay Lessor Interim Rent on July 2, 1995. Lessee also agrees to pay Lessor Basic Rent for each Item of Equipment throughout the Basic Lease Term in consecutive semi-annual installments payable on each Rent Payment Date, in an amount equal to the product obtained by multiplying the Cost of such Item of Equipment by the percentage set forth opposite such Rent Payment Date under the caption "Basic Rent" (and under the sub-caption "Advance Rent" or "Arrears Rent", as applicable) on Exhibit C.

                 Anything contained herein or in the Participation Agreement to the contrary notwithstanding, each installment of Basic Rent (both before and after any adjustment pursuant to Section 3(e)) shall be, under any circumstances and in any event, in an amount at least sufficient for Lessor to pay in full as of its due date each payment of principal of and interest on the Equipment Notes, in addition to any other amounts required to be paid by Lessor pursuant to the Indenture or the Equipment Notes on such due date. In addition, the EBO Payment Amount payable on the initial EBO Payment Date shall be, under any circumstances and in any event, not less than the amount required to be paid pursuant to Section 4.02(E) of the Indenture in connection with a redemption of the Equipment Notes to be redeemed pursuant to such Section 4.02(E).

                 (c) Supplemental Rent. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein, by law, in equity or otherwise as in the case of nonpayment of Basic Rent. In addition, Lessee will pay, as Supplemental Rent (i) on demand, an amount equal to interest at the Overdue Rate on any part of any installment of Interim Rent or Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded, as the case may be, for the period until the same shall be paid in full, (ii) on July 2, 1995, an amount equal to the Deficiency Amount for such date if and to the extent not paid by Lessor on either such date pursuant to Section 26, (iii) on demand, on an After-Tax Basis, an amount equal to any and all losses in respect of the principal of any Permitted Investment, (iv) any payments then due and owing under Section 15 or 16 of the Participation Agreement and (v) all Premium payable with respect to the Equipment Notes. Anything contained herein or in the Participation Agreement to the contrary notwithstanding, each installment of Supplemental Rent described in clause (ii) of the second sentence of this
Section 3(c) shall be, under any circumstances and in any event, in an amount at least sufficient, when added to the Interim Rent payable on such date, for Lessor to pay in full as of July 2, 1995 each payment of principal and interest on the Equipment Notes required to be paid by Lessor pursuant to the Indenture on such date.

                 (d) Payment to Indenture Trustee. All Rent (whether Interim Rent, Basic Rent or Supplemental Rent) shall be paid in funds consisting of lawful currency of the United States of America, which shall be immediately available funds not later than 11:00 A.M., New York City time, on the date of payment. All Rent payable to Lessor hereunder (other than Excluded Payments) shall be paid by Lessee to Lessor at its office at 35 North Sixth Street, Reading, Pennsylvania 19603 Attention: Corporate Trust Department (Conrail 1994 Pass Through Trust); provided that, so long as the Indenture shall not have terminated pursuant to the terms thereof, Lessor hereby directs, and Lessee agrees, that all Rent (other than Excluded Payments) payable to Lessor and assigned to the Indenture Trustee pursuant to the Indenture shall be paid by wire transfer directly to the Indenture Trustee for credit to such account as the Indenture Trustee shall specify at the offices of the Indenture Trustee at Rodney Square North, Wilmington, Delaware 19890, relating to Conrail 1994-A Pass Through Trust, Attention: Corporate Trust Department or at such other location in the

United States as the Indenture Trustee may otherwise direct upon not less than thirty (30) days prior written notice to Lessee.

                 (e) Adjustments to Basic Rent, Stipulated Loss Value, Termination Value, Etc. In the event that:

                 (i) the Funding Date is other than as was assumed by the Owner Participant, as such assumptions are specified in Schedule I;

                 (ii) the Equipment Notes are redeemed upon a refinancing as contemplated by Section 19 of the Participation Agreement; and/or

                 (iii) the Transaction Costs payable pursuant to Section 13 of the Participation Agreement are less than or greater than the amount set forth on Schedule I,

then all amounts of Basic Rent, Stipulated Loss Value, EBO Value, amount of leverage and Termination Value shall be adjusted (upwards or downwards, as the case may be) to preserve the Net Economic Return which the Owner Participant would have realized had such assumptions been correct; provided that (A) all adjustments of Basic Rent, Stipulated Loss Value, EBO Value, amount of leverage and Termination Value pursuant to Section 3(e)(ii) shall be made in accordance with any applicable temporary or final regulations under Section 467 of the Code; (B) consistent with the preservation of Owner Participant's Net Economic Return, all adjustments shall minimize the net present value of the amounts payable as Basic Rent through the EBO Date plus EBO Value discounted at the Certificate Rate; (C) all such adjustments shall be subject to the second paragraph of Section 3(b); and (D) EBO Value cannot be less than the estimated fair market value of the Items of Equipment as set forth in the Appraisal.

                 Except to the extent permitted in the next sentence of this paragraph, any such adjustment in respect of clause (i) or (iii) of the first paragraph of this Section 3(e) shall be made prior to any calculation of any amount payable as Stipulated Loss Value, and all adjustments referred to in this sentence shall be made prior to or on the Basic Lease Commencement Date, and shall be effective as promptly thereafter as practicable. Any such adjustment in respect of a refinancing shall be made and shall be effective with such refinancing.

                 Any adjustment pursuant to this Section 3(e) shall initially be computed by the Owner Participant. The results of such computation by the Owner Participant shall promptly be delivered to Lessee and Babcock. Within 10 Business Days after the receipt of the results of any such adjustment, Lessee may request that a Lease Intermediary Firm verify, after consultation with the Owner Participant and Lessee, the accuracy of such adjustment in accordance with this Section 3(e), and the Owner Participant and Lessee hereby agree to provide the Lease Intermediary Firm with all information and materials as shall be necessary in connection therewith. Any information provided to the Lease Intermediary Firm by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the Lease Intermediary Firm will confirm in writing that it will treat such information
as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the Lease Intermediary Firm shall be entitled thereto, and all such materials shall be returned to such Person. If the Lease Intermediary Firm confirms that such adjustment is in accordance with this
Section 3(e), it shall so certify to Lessee and the Owner Participant, and such certification shall be final, binding and conclusive on Lessee, the Owner Participant and Lessor. If the Lease Intermediary Firm concludes that such adjustment is not in accordance with this Section 3(e), it shall so certify to Lessee and the Owner Participant, and the Owner Participant shall again compute the required adjustment. Such further adjustment shall again be subject to the provisions of this Section 3(e). The final determination of any adjustment hereunder shall be set forth in an amendment to this Lease, executed and delivered by Lessor and Lessee and consented to by the Owner Participant; provided, however, that failure to execute and deliver such amendment shall not affect the validity and effectiveness of any such adjustment. The reasonable fees, costs and expenses of the Lease Intermediary Firm in verifying an adjustment pursuant to this Section 3(e) shall be paid by Lessee within 30 days after demand, except that the Owner Participant shall pay such reasonable fees, costs and expenses if such adjustment is required to be computed because of an error of the Owner Participant resulting in a net present value (calculated at a discount rate equal to the Certificate Rate) of the adjusted Basic Rent that is five or more basis points higher than the net present value (discounted at such rate) of the Basic Rent as determined by the Lease Intermediary Firm.

                 Section 4. Lessor's Representations, Warranties and Covenants. (a) Representations and Warranties. LESSOR, IN ITS INDIVIDUAL CAPACITY OR AS TRUSTEE, (i) HAS NOT SELECTED ANY ITEM OF EQUIPMENT, (ii) IS NOT A MANUFACTURER OF OR DEALER IN ANY ITEM OF EQUIPMENT AND HAS NOT INSPECTED THE ITEMS OF EQUIPMENT PRIOR TO DELIVERY TO AND ACCEPTANCE BY LESSEE AND (iii) HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND LESSEE WAIVES, AS BETWEEN ITSELF AND LESSOR, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, ANY AND ALL RIGHTS OR CLAIMS), AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, PERFORMANCE OR FITNESS FOR USE OF ANY ITEM OF EQUIPMENT OR ANY PART THEREOF OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR AS TO THE ABSENCE OF OBLIGATIONS BASED ON LIABILITY IN TORT, STRICT OR OTHERWISE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF ANY ITEM OF EQUIPMENT OR ANY PART THEREOF OR ANY OTHER

REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ITEM OF EQUIPMENT OR ANY PART THEREOF. THE PROVISIONS OF THIS SECTION 4(a) HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION OF WARRANTY, EXPRESS OR IMPLIED (OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN THE OPERATIVE DOCUMENTS), BY LESSOR IN ANY CAPACITY WITH RESPECT TO ANY ITEM OF EQUIPMENT, OR ANY PART THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW HEREAFTER IN EFFECT OR OTHERWISE. Notwithstanding the foregoing, Lessor warrants that, on the Delivery Date of each Item of Equipment, Lessor shall have received such title to such Item of Equipment as was conveyed to it and such Item of Equipment will be free of Lessor's Liens attributable to it in its individual capacity. Lessor shall not have any responsibility or liability to Lessee (except as specifically provided in the Operative Documents) or any other Person with respect to (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Item of Equipment or by an inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith, (ii) the use, operation or performance of any Item of Equipment or any risks relating thereto, (iii) any interruption of service, loss of business or anticipated profits or consequential damages, or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Item of Equipment.

                 (b) Covenants. Lessor covenants that, so long as no Event of Default shall have occurred and be continuing, it shall not take or cause to be taken any action contrary to Lessee's or any permitted sublessee's or user's rights under this Lease, including, without limitation, the right to possession, use and quiet enjoyment of each Item of Equipment.

                 Section 5. Return of Items of Equipment. (a) Return Condition. At the time of return of any Item of Equipment, whether at the expiration of the Term applicable to such Item of Equipment or at the end of any storage period pursuant to subsection (c) of this Section 5 or otherwise (the "Return Date"), such Item of Equipment shall be free and clear of all Liens (except Permitted Liens adequately bonded by Lessee and Lessor's Liens), shall be in the condition required by Section 7(a).

                 (b) Redelivery. On or before the Return Date, Lessee shall use its best efforts to assemble and transport all Items of Equipment then subject to this Lease (other than Items of Equipment as to which Section 10 or 20 shall then be applicable), at Lessee's sole cost and expense, to either (i) one location on Lessee's lines of railroad or to any one connecting carrier for shipment at an interconnection point on Lessee's lines of railroad (such location being hereinafter called the "Redelivery Location") as Lessor may designate in the Return Notice (as defined below) or (ii) into storage in accordance with subsection (c) of this Section 5. With respect to each Return Date, Lessor shall, by written notice to Lessee given no less than 90 days prior to such Return Date (the "Return Notice"), select either clause (i) or (ii) of the preceding sentence; provided, however, that if such selection involves a combination of clauses (i) and (ii), Lessor shall designate no fewer than 33% of the total Items of Equipment scheduled for return on such Return Date for each such clause. Any Item of Equipment delivered to the Redelivery Location or into storage pursuant to subsection (c) of this Section 5 shall be deemed redelivered hereunder.

                 (c) Storage. Lessee shall store, at Lessee's sole cost and expense, such Items of Equipment as Lessor shall designate pursuant to a Return Notice on storage tracks owned or leased by Lessee and selected by Lessee for a period of 60 days (the "Free Storage Period") commencing, as to each such Item of Equipment, on the date on which such Item of Equipment shall be placed in storage. During the Free Storage Period, such storage shall be at Lessee's expense and risk of loss.

                 Upon not less than 30 days' prior written notice, Lessee shall transport the stored Items of Equipment to the Redelivery Location designated by Lessor, the movement of such Items of Equipment during any storage period to be at the expense and risk of Lessee; provided, however, that Lessee shall not be obligated, at its expense, to move such Items of Equipment at the request of Lessor more than once. Upon the commencement of the transport of any stored Items of Equipment pursuant to the preceding sentence, the storage period with respect to such Items of Equipment shall for all purposes be deemed to have terminated.

                 During any such storage period, Lessee will permit Lessor or any person designated by it, including the authorized representative or representatives of any prospective purchaser or lessee of the stored Items of Equipment, to inspect the same during normal business hours upon reasonable notice by Lessor; provided, however, that Lessee shall not be liable, except in the case of negligence of Lessee or of any of its employees or agents, (i) for any injury to, or the death of, any person exercising, whether on behalf of Lessor or any prospective purchaser or lessee, the right of inspection granted by this sentence, or (ii) for any damage to property caused by such inspection.

                 (d) Per Diem Rental. In the event that any Item of Equipment shall not be redelivered pursuant to Section 5(b)(i) or stored in the manner provided by Section 5(b)(ii), the Term of this Lease shall be extended with respect to such Item of Equipment for any period necessary to effect such redelivery or storage; and Lessee shall pay to Lessor, for each day that such redelivery shall not be effected after the applicable Return Date or for each day that such storage shall not be effected within 60 days after the applicable Return Date, an amount equal to the daily equivalent of 50% of the arithmetic average of the Basic Rent payable with respect to such Item of Equipment during the Basic Lease Term.

                 (e) Event of Loss During Storage. In the event that any Item of Equipment shall suffer an Event of Loss during the Free Storage Period applicable to such Item of Equipment or prior to redelivery of such Item of Equipment after expiration of the

Free Storage Period, Lessee shall pay Lessor the Stipulated Loss Value thereof as provided in Section 10; provided, however, that Lessee shall have no obligation to pay Lessor the Stipulated Loss Value for an Item of Equipment which suffers an Event of Loss while being inspected by Lessor or a prospective purchaser or lessee to the extent such Event of Loss shall be the proximate result of the negligence of Lessor or such prospective purchaser or lessee.

                 (f) Event of Loss Generally. If, despite its best efforts, Lessee has not delivered any Item of Equipment into Lessor's possession or into storage within 270 days after the applicable Return Date, at its option, Lessee may declare an Event of Loss with respect to such Item of Equipment and pay to Lessor either (i) if such Item of Equipment was to have been returned at the Basic Lease Termination Date, the then fair market sales value (determined by Independent Appraisal) (but in no event less than the Stipulated Loss Value for such Item of Equipment as of the Basic Lease Termination Date) or (ii) if the Item of Equipment was to have been returned at the end of a Renewal Term, the then fair market sales value for such Item of Equipment. Upon payment of such amount, Lessor's right, title and interest in such Item of Equipment will be transferred to Lessee in accordance with Section 10(a).

                 Section 6. Liens. Lessee will not directly or indirectly create, incur, assume, permit or suffer to exist any Lien on or with respect to any Item of Equipment, title thereto or any interest therein or in this Lease except (i) the respective rights of Lessor and Lessee as herein provided, the Lien created under the Indenture and the rights of the Owner Participant, the Owner Trustee and the Indenture Trustee under the Trust Agreement, the Indenture and the Participation Agreement, (ii) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of
Section 7(c), (iii) Lessor's Liens and Trustee's Liens, (iv) Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings,
(v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings and (vi) Liens arising out of judgments or awards against Lessee with respect to which an appeal or proceeding for review is being prosecuted in good faith. Lessee shall notify Lessor promptly of the imposition of any such Lien not excepted above, shall pay promptly, if there exists a material risk of the sale, forfeiture or loss of any Item of Equipment or any interest therein as a result of the imposition of such Lien, or shall pay or adequately bond against, such Lien within 45 days and shall at Lessee's own cost and expense cause the same to be discharged, dismissed or removed promptly, and in any event within 90 days after Lessee first obtains knowledge of the existence of any such Lien; provided, however, that, notwithstanding the foregoing, Lessee shall have the right to contest any such Lien described in clause (iv), (v) or (vi) above in good faith by appropriate proceedings, diligently prosecuted or appealed provided such contest shall not result in any risk of criminal liability to the Indenture Trustee, Lessor or the Owner Participant or any material risk of the sale, forfeiture or loss of any Item of Equipment or any interest therein.

Lessee shall protect, save and keep harmless the Owner Participant, Lessor, the Owner Trust Estate, the Owner Trustee, the Indenture Estate, the Indenture Trustee and the Holders from time to time of the Equipment Notes and their respective successors and assigns from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and disbursements) of whatsoever kind and nature that may be imposed on, incurred by or asserted at any time (whether before, during or after the Term applicable to any Item of Equipment) against the Owner Participant, Lessor, the Indenture Estate, the Owner Trust Estate, the Indenture Trustee, the Owner Trustee or any Holder in any way relating to or arising out of any such Liens that are not Permitted Liens.

                 Section 7. Maintenance; Operation; Possession; Identification Marks. (a) Maintenance. Lessee, at its own expense and in a manner comparable to that of other Class I line haul railroads, will maintain, repair and service each Item of Equipment in the same manner as employed by Lessee for similar items of equipment owned or leased by it at such time so that such Item of Equipment will remain (i) in good operating condition (ordinary wear and tear excepted), (ii) in compliance with any and all Applicable Law and (iii) in a condition suitable for interchange.

                 (b) Operation. Each Item of Equipment will be used in the general operation of Lessee's (or, if permitted under Section 7(c), any sublessee's) freight rail business, on Lessee's railroad system, on railroad lines over which Lessee (or any sublessee) has trackage rights and on railroad lines of other railroads, predominantly in the United States and Canada in the usual interchange of traffic or in through or run-through service; provided, however, that Lessee (or any sublessee) (i) will use each Item of Equipment only in the manner for which it was designed and intended and (ii) will not use or operate any such Item of Equipment in any manner contrary to Applicable Law.

                 (c) Possession. Except as otherwise permitted by Section 7(b) or herein in this Section 7(c), Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of any Item of Equipment; provided that, so long as no Event of Default shall have occurred and be continuing, Lessee may, without the prior written consent of Lessor, sublease any Item of Equipment to any entity which is incorporated in the United States of America (or any State thereof or the District of Columbia) or Canada, for use upon lines of railroad owned or operated by Lessee or such entity or by a railroad company incorporated in the United States or Canada or over which Lessee, such entity or such railroad company has trackage rights or rights for operation of its trains, and upon the lines of railroad of connecting and other carriers in the usual interchange of traffic or in through or run-through service, but any such sublease shall be subject and subordinate to all the terms and conditions of this Lease and the Lien of the Indenture and only for a term which shall not extend beyond the Term applicable to such Item of Equipment; provided, however, that any such sublease shall by its terms require that the sublessee comply with Section 7(b). Lessee will notify Lessor, and furnish copies, of any sublease having a term in excess of one year. No such sublease shall relieve Lessee of its obligations under any Operative Document, which shall be and remain those of a principal and not a surety.

                 (d) Identification Marks. Lessee will cause each Item of Equipment to be numbered with the identification number set forth in Schedule
II. Lessee will not change the identification number of any Item of Equipment unless and until (i) a statement of new number or numbers to be substituted therefor shall have been filed with the Indenture Trustee and Lessor and duly filed and deposited by Lessee in all public offices where this Lease and the Indenture shall have been filed and deposited and (ii) Lessee shall have furnished the Indenture Trustee and Lessor an Opinion of Counsel to the effect that such statement has been so filed and deposited, and that no other filing, deposit or giving of notice with or to any Federal, Canadian, District of Columbia, State, provincial or local government or agency of any thereof is necessary to protect the rights of the Indenture Trustee and Lessor in such Item of Equipment.

                 Except as provided in the immediately preceding paragraph, Lessee will not allow the name of any person, association or corporation to be placed on any Item of Equipment as a designation that might be interpreted as a claim of ownership; provided, however, that an Item of Equipment may be lettered with the names or initials or other insignia customarily used by Lessee or its Affiliates.

                 Section 8. Replacement of Parts; Alterations, Modifications and Additions. (a) Required Changes. In the event that, during the Term applicable to any Item of Equipment and prior to the redelivery of such Item of Equipment pursuant to Section 5, Applicable Law requires any alteration, replacement, addition or modification of or to any Part or any Item of Equipment, Lessee will comply therewith at its own expense; provided, however, that if Lessee determines that any such alteration, addition, replacement or modification is economically impractical, Lessee shall have the right, at its option, on at least 30 days' irrevocable notice to Lessor and the Indenture Trustee, to terminate this Lease with respect to such Item of Equipment, and to purchase such Item of Equipment on the next succeeding Rent Payment Date at an amount equal to the greater of (i) the then applicable Termination Value or
(ii) the then fair market sales value (determined without regard to such alteration, addition, replacement or modification), plus (x) all other Supplemental Rent due and owning on such Rent Payment Date and (y) the Basic Rent due and payable on such Rent Payment Date (other than Basic Rent for such Items of Equipment specified in Exhibit C to be payable on such Rent Payment Date in advance for the period commencing on such Rent Payment Date); provided further, however, that Lessee agrees, on behalf of Lessor, to give an irrevocable written notice of redemption to the Indenture Trustee with respect to that portion of the Equipment Notes Outstanding to be redeemed pursuant to
Section 4.02(F) of the Indenture in connection with such termination. Any such alteration, replacement, addition or modification, or any alteration, replacement, addition or modification made by Lessee which is not readily removable shall constitute accessions to the relevant Item of

Equipment and full ownership thereof, free from any Lien, shall immediately vest in Lessor, and shall become subject to the Lien of the Indenture.

                 (b) Voluntary Changes. Lessee shall be entitled from time to time to install, at its expense, additions or improvements to any Item of Equipment which do not impair the value, utility, or remaining useful life of such Item of Equipment. If the additions and improvements are readily removable without causing damage and not otherwise required by Applicable Law, they may be removed and retained by Lessee before such Item of Equipment is returned to Lessor. Lessee will repair all damage resulting from the installation or removal of any such additions or improvements, and will not be required to remove any addition or improvement if its retention will not impair the value, utility or remaining useful life of the affected Item of Equipment in the possession of Lessor. If the additions and improvements are not readily removable without causing damage, such additions and improvements shall become the property of Lessor, and subject to the Lien of the Indenture, at the time such additions or improvements are made.

                 Section 9.  Voluntary Termination for Obsolescence or Surplus.
(a) Right of Termination. In the event that Lessee shall determine that any Items of Equipment shall have become obsolete or surplus to Lessee's requirements and shall have delivered to Lessor and the Indenture Trustee an Officer's Certificate to such effect, Lessee shall have the right, at its option, on at least 90 days' prior revocable written notice to Lessor and the Indenture Trustee (which notice shall become irrevocable on the 30th day following the date of such notice to terminate this Lease) (provided, that if less than all Items of Equipment are selected by Lessee, then Lessee's selection of boxcars shall be on a random basis and Lessee's selection of hoppers shall be on a random basis as among Trainsets (with no selective remixing of Trainsets by Lessee with the intention of improving its position or biasing its selection of Items of Equipment in contemplation of an option under this Lease)), on any Rent Payment Date (a "Termination Date") specified in such notice; provided, however, that Lessee agrees, on behalf of Lessor, to give an irrevocable written notice of redemption to the Indenture Trustee with respect to that portion of the Equipment Notes Outstanding to be redeemed pursuant to
Section 4.02(B) of the Indenture in connection with such termination; and provided further that (a) the Termination Date shall occur during the Basic Lease Term on or after the fifth anniversary of the Basic Lease Commencement Date and (b) such Termination Date shall occur on a Rent Payment Date at least 60 days after Lessee, on behalf of Lessor, gives the notice to the Indenture Trustee referred to in the second proviso of this sentence to redeem Equipment Notes Outstanding in the manner specified in Section 4.02(B) of the Indenture.

                 (b) Sale of Items of Equipment. Lessee, as exclusive agent for Lessor, shall, from the date of Lessee's notice given pursuant to
Section 9(a) until the relevant Termination Date, use reasonable efforts in a commercially reasonable manner to obtain cash bids for the purchase on such Termination Date of the Items of Equipment as to which this Lease is to be so terminated. No later than five Business Days prior to such Termination

Date, Lessee shall provide to Lessor in writing the amount and terms of each bid received by Lessee and the name and address of the Person submitting each such bid. In the event Lessor receives any bid, Lessor shall promptly, and in any event at least five Business Days prior to such Termination Date, provide to Lessee in writing the amount and terms of such bid and the name and address of the Person submitting such bid. Unless such Items of Equipment are to be retained by Lessor in accordance with Section 9(d), on such Termination Date,

                 (A) Lessee shall (subject to receipt by Lessor and the other Persons entitled thereto of the amount specified in the immediately succeeding paragraph of this Section 9(b)) deliver such Items of Equipment to the highest net cash bidder (or such other purchaser acceptable to Lessor and Lessee); and

                 (B) Lessor shall simultaneously therewith (i) if the Indenture shall then not be in effect, sell such Items of Equipment for cash to such bidder on an "as is, where is and with all faults" basis and without recourse or warranty (except as to the absence of Lessor's Liens), or (ii) if the Indenture shall then be in effect, request the Indenture Trustee to transfer legal title to such Items of Equipment for cash to such bidder (or such other purchaser) on an "as is, where is and with all faults" basis and without recourse or warranty (except as to the absence of Trustee's Liens).

                 The total cash sales price realized at such sale shall be paid to Lessor or to the Persons entitled to receive the same and, in addition, on the Termination Date, Lessee shall pay to Lessor or to the Persons entitled thereto an amount equal to the sum of:

                 (x) the excess, if any, of (A) the Termination Value for such Items of Equipment over (B) the cash sales proceeds paid to Lessor, plus

                 (y) all other Supplemental Rent (including any Premium) due and owing on the Termination Date, plus

                 (z) the Basic Rent due and payable on the relevant Termination Date (other than Basic Rent for such Items of Equipment specified in Exhibit C to be payable on such Termination Date in advance for the period commencing on such Termination Date).

                 (c) Certain Obligations Upon Sale of Items of Equipment. Lessee, in acting as Lessor's agent in selling the Items of Equipment with respect to a termination described in Section 9(a), shall have no liability to Lessor for failure to obtain the best price, shall act in its sole discretion and shall be under no duty to solicit bids publicly or in any particular market. Lessee's sole interest in acting as agent shall be to sell such Items of Equipment at a price that reduces or eliminates Lessee's obligation to pay the items set forth in the second paragraph of Section 9(b).

                 (d) Retention of Items of Equipment by Lessor. Notwithstanding the provisions of Section 9(b) to the contrary, Lessor may, by irrevocable written notice to Lessee and the Indenture Trustee at any time within 45 days after receipt of Lessee's notice of termination elect to retain any Item of Equipment designated by Lessee pursuant to Section 9(a) as being obsolete or surplus, in which event Lessor shall on such Termination Date (i) pay to the Indenture Trustee an amount equal to the aggregate redemption price specified in Section 4.02(B) of the Indenture and (ii) deliver to Lessee with respect to any such Item of Equipment an unconditional release of all obligations of Lessee to pay (1) the Termination Value (other than Premium) in respect thereof, (2) all Basic Rent payable in advance on Rent Payment Dates occurring on or after such Termination Date and (3) all Basic Rent payable in arrears on Rent Payment Dates occurring after such Termination Date. Subject to receipt by the Indenture Trustee on the Termination Date of the amount specified in clause (i) of this subsection (d) and receipt by Lessee on the Termination Date of the release specified in clause (ii) of this subsection
(d), (1) Lessee (x) shall deliver such Item of Equipment to Lessor in the same manner and condition as if delivery were being made to Lessor at the end of the Term applicable thereto pursuant to Section 5, and (y) shall pay to Lessor or to the Persons entitled thereto (including the Holders) all Supplemental Rent (other than the Termination Value of such Item of Equipment) due and owing on such Termination Date, the amount of Premium, if any, on the Equipment Notes to be redeemed on such Termination Date and any Basic Rent due and payable (other than Basic Rent for such Items of Equipment specified in Exhibit C to be payable on such Termination Date in advance for the period commencing on such Termination Date) on or prior to such Termination Date and (2) Lessor shall request the Indenture Trustee to execute and deliver to Lessor an appropriate instrument conveying legal title to such Item of Equipment to Lessor and releasing such Item of Equipment from the Lien of the Indenture and Trustee's Liens.

                 Section 10. Loss, Destruction, Requisition, Etc. (a) Event of Loss. Upon the occurrence of an Event of Loss with respect to any Item of Equipment, Lessee shall promptly (and, in any event, within 60 days after such determination) give Lessor and the Indenture Trustee written notice of such Event of Loss and on the Rent Payment Date next succeeding the 30th day following the giving of such notice (the "Loss Payment Date"), Lessee shall pay to Lessor or to the Persons entitled thereto,

                 (A) the Stipulated Loss Value for such Item of Equipment on such Loss Payment Date, plus

                 (B) all other Supplemental Rent due and owing on such Loss Payment Date, plus

                 (C) the Basic Rent due and payable on such Loss Payment Date (other than Basic Rent for such Items of Equipment specified in Exhibit C to be payable on such Loss Payment Date in advance for the period commencing on such Loss Payment Date).

                 In the event of payment in full of the Stipulated Loss Value for such Item of Equipment and all other amounts payable pursuant to the foregoing paragraph, (1) the obligation of Lessee to pay any Basic Rent for such Item of Equipment on any Rent Payment Date occurring subsequent to the Loss Payment Date for that Item of Equipment shall terminate, (2) the Term for such Item of Equipment shall end and (3) Lessor shall transfer such Item of Equipment to Lessee, on an "as is, where is and with all faults" basis and without recourse or warranty (except as to Lessor's Liens), and if the Indenture shall then be in effect, request the Indenture Trustee to transfer to Lessee legal title to such Item of Equipment without recourse or warranty (except as to Trustee's Liens).

                 (b) Application of Payments from Governmental Authorities for Requisition of Title or Use. Any payments (including insurance proceeds the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss shall, after reimbursement of Lessor for costs and expenses, be applied in reduction of Lessee's obligation to pay the Stipulated Loss Value required to be paid by Lessee pursuant to Section 10(a), if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter shall be paid over to, and retained by Lessee and Lessor, as their interests may appear.

                 (c) Application of Payments During Existence of Event of Default. Any amount referred to in this Section 10 that is payable to Lessee shall not be paid to Lessee, or if it has been previously paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment an Event of Default of the Lease shall have occurred and be continuing, but shall be paid to and held by Lessor as security for the obligations of Lessee under this Lease, and at such time as there shall not be continuing any such Event of Default, such amount shall be paid to Lessee.

                 Section 11. Insurance. Lessee will at all times prior to the redelivery of all Items of Equipment to Lessor in accordance with the provisions of Section 5, as part of an insurance program including appropriate risk retention and self-insurance, and at its own expense, cause to be carried and maintained casualty insurance and public liability insurance in respect of the Items of Equipment in amounts and against such risks as are customarily insured against by Lessee in respect of similar equipment owned or leased by it. All insurance policies required hereunder shall name Lessor (both in its individual and trust capacities), the Owner Participant, the Indenture Trustee (both in its individual and trust capacities) and the Pass Through Trustee (both in its individual and trust capacities) as additional insureds, or loss payees, as their interests may appear.

                 Any of Lessor, the Owner Participant, the Indenture Trustee and the Pass Through Trustee shall have the right to carry insurance on the Items of Equipment for its own benefit and, unless required to be maintained by Lessee hereunder, at their respective expense; provided, however, that any insurance maintained by Lessor, the Owner Participant or the Indenture Trustee shall not adversely affect Lessee's rights to maintain insurance as to the Items of Equipment. Lessee agrees to abide by the terms and conditions of each policy of insurance obtained in compliance with this Section 11.

                 Section 12. Inspection. At all reasonable times during the Term applicable to any Item of Equipment, including any applicable storage period provided in Section 5, upon reasonable notice, Lessor, the Owner Participant and the Indenture Trustee or their authorized representatives may, at their own expense and risk and at no cost to Lessee, inspect all Items of Equipment and the books and records of Lessee relating thereto at the locations thereof on Lessee's premises where such Items of Equipment or such books and records are then located. No inspection pursuant to Section 5 or this Section 12 shall interfere with the use, operation or maintenance of any Item of Equipment or the normal conduct of Lessee's business, and Lessee shall not be required to undertake or incur any additional liabilities in connection therewith. Lessor, the Owner Participant and the Indenture Trustee shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

                 Section 13.  Assignment, Etc.  Except as otherwise provided in
Section 11(d) of the Participation Agreement or Section 7(c), Lessee will not, without prior written consent of Lessor, assign any of its rights hereunder or any Item of Equipment. Except as elsewhere herein provided or as expressly permitted by the provisions of the Trust Agreement, the Indenture or the Participation Agreement, Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or any Item of Equipment. The terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns.

                 Section 14. Events of Default. The following events shall constitute "Events of Default":

                 (a) Lessee shall fail to make any payment of Basic Rent, Termination Value, Stipulated Loss Value or Premium or any other amount of Supplemental Rent contemplated pursuant to the provisions of any Operative Document to constitute the source of any payment of principal of, or interest or Premium on, any Equipment Note on the date such payment by Lessee shall become due and such failure shall be continuing at the end of the 10th calendar day after such payment shall become due;

                 (b) Lessee shall fail to perform or observe any other material covenant, condition or agreement to be performed or observed by it hereunder (other than those referred to in paragraph (a) of this Section 14) or under any other Operative Document (other than the Tax Indemnity Agreement) or any document or certificate furnished by it to Lessor or the Owner Participant and Lessee shall not have cured such failure on or prior to the 30th day after Lessee shall have received notice of such failure from Lessor; provided, however, that Lessee shall be given an additional 150 days to correct such failure if Lessee is diligently proceeding to correct such failure at the end of the original 30-day period and reasonably expects to correct such failure within such additional period;

                 (c) any material representation or warranty made by Lessee herein or in any other Operative Document (other than in the Tax Indemnity Agreement) shall prove at any time to be incorrect as of the date made in any material respect, and such inaccuracy shall continue to be material and unremedied for a period of 30 days after receipt by Lessee of written notice from Lessor of such inaccuracy; provided that Lessee shall be given an additional 30 days to cure such inaccuracy if Lessee is diligently pursuing such cure at the end of the original 30-day period and reasonably expects such cure can be effected within such additional period;

                 (d) Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a case or proceeding under any applicable bankruptcy or insolvency law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee in any such case or proceeding; or Lessee shall by voluntary petition, answer or consent seek relief under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing for the liquidation, reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

                 (e) a receiver, trustee, liquidator or custodian of Lessee or of a substantial part of its property shall be appointed by court order and such order shall remain in effect for more than 60 days; or Lessee shall be adjudicated bankrupt or insolvent and such order shall remain in effect for more than 60 days; or a petition shall be filed against Lessee under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within 60 days after such filing; or an order for relief shall be entered against Lessee; or Lessee shall make a general assignment for the benefit of its creditors; or Lessee shall admit in writing its inability to pay its debts generally as they become due, or shall be unable to pay or shall be generally not paying its debts as they become due.

                 Section 15. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default by a written notice to Lessee (except that no such declaration shall be required in the case of an Event of Default pursuant to Paragraph (d) or (e) of Section 14); and at any time thereafter and so long as such Event of Default is continuing, Lessor may do and Lessee will comply with one or more of the following with respect to all or any Items of Equipment as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any requirements of, Applicable Laws then in effect:

                 (a) cause Lessee, upon the written demand of Lessor and at Lessee's expense, to return promptly, and Lessee shall return promptly, all or such part of such Items of Equipment as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5, as if such Items of Equipment were being returned at the end of the Term applicable thereto, and Lessee shall have complied with all the obligations therein stated; or Lessor, at its option, may remove the same from possession and use of Lessee, wherever found, subject to all requirements of due process of law;

                 (b) sell all or any Items of Equipment at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others (whether for a period greater or less than the balance of what would have been the Term applicable to such Item of Equipment in the absence of the termination of Lessee's rights to such Item of Equipment) or keep idle all or any part of such Items of Equipment all on such terms and conditions and at such place or places as Lessor, in its sole discretion, may determine (provided, however, that Lessor may store Items of Equipment on Lessee's premises only to the date to which Lessor would have been entitled had such Items of Equipment remained subject to the Lease at the end of the
         Term), all free and clear of any rights of Lessee and of any claim of Lessee in equity, at law or by statute, whether for loss or damage under the Operative Documents except as hereinafter set forth in this
         Section 15 and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except to the extent required by paragraph (d) below if Lessor elects to exercise its rights under such paragraph in lieu of its rights under paragraph (c) below;

                 (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its options, rights or remedies under paragraph (a) or paragraph (b) above with respect to all or any Items of Equipment, Lessor, by written notice to Lessee specifying a payment date which shall be a Rent Payment Date occurring not earlier than 30 days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent payable after such Rent Payment Date), all unpaid Basic Rent due on or prior to such Rent Payment Date, plus the Basic Rent due and payable on such Rent Payment Date (other than Basic Rent for such Items of Equipment specified in Exhibit C to be payable on such date in advance for the period commencing on such date), plus all other amounts owing, including Supplemental Rent, plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice: (i) an amount equal to the excess, if any, by which the aggregate Basic Rent for such Items of

         Equipment for the remainder of the Term applicable thereto, after discounting such aggregate Basic Rent to present worth as of such Rent Payment Date at the original Certificate Rate, over the fair market rental value of such Items of Equipment (taking into account the actual condition of the Equipment) for the remainder of the Term applicable thereto, after discounting such fair market rental value semi-annually (effective on the Rent Payment Dates) to present worth as of such Rent Payment Date at the original Certificate Rate; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for such Items of Equipment computed as of such Rent Payment Date, over the fair market sales value of such Items of Equipment (taking into account the actual condition of such Items of Equipment) as of such Rent Payment Date;

                 (d) in the event Lessor, pursuant to paragraph (b) above, shall have sold all or any part of any Items of Equipment, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to such Items of Equipment, may, if it shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent payable after the date of such sale), the sum of (i) any unpaid Basic Rent due on or prior to the date of sale, plus, if the date of sale is not a Rent Payment Date, the daily equivalent of Basic Rent for each day from and including the Rent Payment Date immediately preceding the date of such sale to but excluding the date of such sale, plus (ii) if the date of such sale is a Rent Payment Date, the Basic Rent due and payable on that date (other than Basic Rent for such Items of Equipment specified in Exhibit C to be payable on such Date in advance for the period commencing on such Date) plus all other amounts owing, including Supplemental Rent, plus (iii) the excess of the Stipulated Loss Value for such Items of Equipment, computed as of the Rent Payment Date immediately preceding the date of such sale, over the amount of any net cash sales proceeds (net of the fair market value of any non-cash proceeds) to Lessor (after deducting the reasonable out-of-pocket expenses incurred by Lessor), together with interest on such amount at the Overdue Rate for the period, if any, from such Rent Payment Date to and including the date of actual payment of Stipulated Loss Value to Lessor; and

                 (e) Lessor may demand of Lessee, and Lessee shall pay to Lessor, the sum of (i) Stipulated Loss Value, plus (ii) Supplemental Rent, plus (iii) any unpaid Basic Rent due on or prior to the date of payment, plus, if the date of such payment is not a Rent Payment Date, the daily equivalent of Basic Rent for each day from and including the Rent Payment Date immediately preceding the date of such sale but excluding the date of such sale, plus (iv) if the date of such payment is a Rent Payment Date, the Basic Rent due and payable on that Date (other than Basic Rent for such Items of Equipment specified in Exhibit C to be payable on such Date in advance for the period commencing on such Date), in exchange for which Lessor shall convey to Lessee title to such Items of Equipment; and

                 (f) Lessor may rescind this Lease as to all Items of Equipment, or may exercise any other right or remedy which may be available to it under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

                 In addition, Lessee shall be liable for any and all Supplemental Rent payable hereunder before, during or after the exercise of any of the foregoing remedies and, on an After-Tax Basis, except as otherwise provided above, for all reasonable legal fees and other reasonable costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the return of any Items of Equipment in accordance with the terms of Section 5, including, without limitation, any costs and expenses incurred by the Owner Participant, Lessor or the Indenture Trustee in connection with any retaking of such Items of Equipment in accordance with Section 15(a) or in placing such Items of Equipment in the condition required by such Section. For the purpose of paragraph (c) above, the "fair market rental value" or the "fair market sales value" of any Items of Equipment shall be determined by an Independent Appraisal. At any sale of any Items of Equipment pursuant to this Section 15, Lessor, the Indenture Trustee or the Owner Participant may bid for and purchase such property. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

                 Section 16. Further Assurances. Lessee at its own expense will promptly and duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order to effectively carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder.

                 Section 17. Notices. All notices required or permitted by the terms of this Lease shall be in writing. Any written notice shall become effective when delivered. Any written notice shall be mailed, certified or registered mail, return receipt requested, with proper first class postage prepaid, sent by telex, telegram or telecopy (with such telex, telegram or telecopy to be confirmed in writing), by overnight delivery service or delivered by hand. Any written notice shall be addressed (i) if to Lessee, at 2001 Market Street, Two Commerce Square, Philadelphia, Pennsylvania 19101-1425,
Attention: Director-Financing, or at such other address as Lessee shall from time to time designate in writing to Lessor and to the Indenture Trustee, (ii) if to Lessor, at 35 North Sixth Street, Reading, Pennsylvania 19603, Attention:
Corporate Trust Department, or at such other address as Lessor shall from time to time designate in writing to Lessee and to the Indenture Trustee, with a copy to the Owner Participant, (iii) if to the Owner Participant, addressed to the Owner Participant at 60 Wall Street, New York, New York 10260,
Attention: Document Administration, or at such other address as the Owner Participant shall from time to time designate in writing to Lessor and to Lessee, and (iv) if to the Indenture Trustee, at Rodney Square North, Wilmington, DE 19890, Attention: Corporate Trust Department, or at such other address as the Indenture Trustee shall from time to time designate in writing to Lessor and Lessee, with a copy to the Owner Participant.

                 Section 18. Net Lease, Etc. Except as otherwise provided in this Section 18 and in Section 26, this is a net lease, and Lessee's obligation to pay all Rent payable hereunder and to perform its other obligations under the Operative Documents shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstance of any character including, without limitation, (i) an unconditional obligation to pay Rent until this Lease terminates in accordance with its terms except that, and provided that no Event of Default under Section 14(a) of this Lease exists, in the case of an interference with Lessee's right of quiet enjoyment by Lessor or someone claiming through or against Lessor (other than the Indenture Trustee, any Holder, any trustee or holder of indebtedness from any refinancing or any Person claiming through or against any of the foregoing) (which interference results in Lessee's inability to use any Items of Equipment in accordance with the terms of this Lease), then upon the expiration of ten Business Days after Lessor and the Owner Participant have received from any authorized employee or agent of Lessee telephonic notice (which shall be promptly confirmed in writing by Lessee) of such interference describing such interference in such detail as is reasonably available to Lessee, Lessee shall have the right to abate that portion of the Rent allocable to the Items of Equipment the use of which was so interfered with in excess of the amount necessary to make all payments with respect to the Equipment Notes Outstanding until the interference is eliminated; provided, however, that exercise of any rights, including inspection rights, by Lessor or the Owner Participant under the Operative Documents shall not constitute such an interference; (ii) any unavailability of any Item of Equipment, after its delivery and acceptance by Lessee hereunder, for any reason, including, without limitation, any lack or invalidity of title or any other defect in the title, condition, design, operation, merchantability or fitness for use of any Item of Equipment; or (iii) except as provided in clause (i) above, any loss or destruction of, or damage to, any Item of Equipment or interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever and of whatever duration.

                 If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees to pay to Lessor or to the Indenture Trustee, as the case may be, an amount equal to each Rent payment under Section 3 at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part.
Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease or to abate Rent except in accordance with the express terms hereof. Except to the extent of any payment in excess of that required to be made hereunder, each payment of Rent made by Lessee shall be final, and Lessee will not seek to recover all or any part of such payment from the Indenture Trustee, and any Holder, Lessor or the Owner Participant for any reason whatsoever. Notwithstanding any other provision of this Section 18 to the contrary, Lessee shall not be impaired in the exercise of any right it may have to assert and sue upon any claim it may have against Lessor or the Owner Participant in a separate action.

                 Section 19. Renewal Options. (a) Renewal Options. So long as no Event of Default pursuant to Section 14(a), 14(d) or 14(e) of this Lease shall have occurred and be continuing at the time of the 90-day notice described in Section 19(b)(i) and subject to receipt by Lessor of an Independent Appraisal at least 180 days prior to the Basic Lease Termination Date, Lessee shall have the option to extend the lease hereunder with respect to any or all Items of Equipment for up to four (4) successive periods of at least one year each selected by Lessee, with the first such period commencing at the end of the Basic Lease Term and the remaining such periods running consecutively from the end of the first such (or, as the case may be, preceding) Fixed Rate Renewal Term (any such renewal term, a "Fixed Rate Renewal Term"). The rental rate during any Fixed Rate Renewal Term shall equal
(i) the lesser of the then fair market value or fifty percent (50%) of the average annual Basic Rent during the Basic Lease Term (or over any shorter averaging period used to satisfy the "initial period" requirement of Section 4.08(2) of Rev. Proc. 75-28) if Lessee elects to extend the Lease for all or a portion of the Equipment for the full Maximum Renewal Period or (ii) fifty percent (50%) of such average Basic Rent over such Basic Lease Term if Lessee elects to extend the Lease for all or a portion of the Equipment for less than the full Maximum Renewal Period. Notwithstanding the foregoing, the aggregate term of all Fixed Rate Renewal Terms shall not exceed the Maximum Renewal Period.

                 In addition, and so long as no Event of Default pursuant to
Section 14(a), 14(d) or 14(e) of this Lease shall have occurred and be continuing at the time of the 90-day notice described in Section 19(b)(ii), Lessee shall have the option to extend the lease hereunder with respect to any or all Items of Equipment for one or more additional periods of at least one year each, with the first such period commencing at the end of the final Fixed Rate Renewal Term and the remaining such periods running consecutively from the end of the first such (or, as the case may be, preceding) FMV Renewal Term, at the then fair market rental value (any such renewal term, a "FMV Renewal Term").

                 (b) Exercise of Option. (i) Not less than 120 days prior to the end of the Basic Lease Term or any Fixed Rate Renewal Term, as the case may be, Lessee shall give Lessor irrevocable written notice as to whether Lessee intends to return all or a portion of the Equipment or to exercise a purchase or renewal option. Lessee may exercise its option to extend this Lease as provided in the first paragraph of Section 19(a) by irrevocable written notice delivered to Lessor not less than 90 days prior to the Basic Lease Termination Date or Fixed Rate Renewal Term, as the case may be.

                 (ii) Not less than 120 days prior to the end of the final Fixed Rate Renewal Term or any FMV Renewal Term, as the case may be, Lessee shall give Lessor irrevocable written notice as to whether Lessee intends to return all or a portion of the Equipment or to exercise a purchase or renewal option. Lessee may exercise its option to extend this Lease as provided in the second paragraph of Section 19(a) by irrevocable written notice delivered to Lessor not less than 90 days prior to the end of the final Fixed Rate Renewal Term or FMV Renewal Term, as the case may be.

                 (iii) If Lessor and Lessee shall be unable to agree upon the fair market rental value of the relevant Items of Equipment 365 days prior to the date on which this Lease would otherwise expire, then such fair market rental shall be determined by Independent Appraisal; provided, however, that such Independent Appraisal shall be provided not later than 180 days before the date on which the Lease with respect to the related Items of Equipment would otherwise expire.

                 (c) Stipulated Loss Value. (i) The amounts payable as Stipulated Loss Value during any Fixed Rate Renewal Term upon an Event of Loss of any Item of Equipment shall equal an amount derived on a straight-line basis from (x) the greater of (A) Stipulated Loss Value in effect on the last day of the Basic Lease Term or of the first such (or, as the case may be, preceding) Fixed Rate Renewal Term or (B) the fair market sales value of such Item of Equipment on the last day of the Basic Lease Term or of the first such (or, as the case may be, preceding) Fixed Rate Renewal Term and (y) the fair market sales value at the end of such Fixed Rate Renewal Term.

                 (ii) The amounts payable as Stipulated Loss Value during any FMV Renewal Term upon an Event of Loss of any Item of Equipment shall equal an amount derived on a straight-line basis from (x) the greater of (A) Stipulated Loss Value in effect on the last day of the final Fixed Rate Renewal Term or of the first such (or, as the case may be, preceding) FMV Renewal Term, as the case may be, or (B) the fair market sales value of such item of Equipment on the last day of the final Fixed Rate Renewal Term or of the first such (or, as the case may be, preceding) such FMV Renewal Term, as the case may be, and (y) the fair market sales value at the end of such FMV Renewal Term.

                 (d) Evidence of Renewal. In the event this Lease is extended pursuant to this Section 19, such extension shall be evidenced by a separate lease extension agreement executed and delivered by Lessor and Lessee.

                 (e) New Leases. Upon the Final Payment Date with respect to any Item of Equipment, so long as no Event of Acceleration has occurred and is continuing, the Lease shall terminate with respect to such Item of Equipment and Lessee and Lessor shall be deemed to have entered into a new lease arrangement with respect to such Items of Equipment upon terms and conditions identical to the terms of this Lease (provided that no provisions relating to the Indenture Trustee and the Indenture shall be deemed to have been included); provided, however, that if either Lessee or Lessor requests that a new lease be entered into with respect to such Items of Equipment then Lessee and Lessor shall promptly execute and deliver a new lease with respect to such Items of Equipment upon terms and conditions identical to the terms of this Lease (provided that no provisions relating to the Indenture Trustee and the Indenture shall be included).

                 Section 20. Purchase Options. (a) EBO Purchase Option. Lessee shall have the option, on 30 days' irrevocable notice, to purchase on the applicable EBO Date any or all Items of Equipment then subject to this Lease (provided, that if less than all Items of Equipment are selected by Lessee, then Lessee's selection of boxcars shall be on a random basis and Lessee's selection of hoppers shall be on a random basis as among Trainsets (with no selective remixing of Trainsets by Lessee with the intention of improving its position or biasing its selection of Items of Equipment in contemplation of an option under this Lease)) at the percentage of the purchase price specified in Exhibit E (with payment of such purchase price being made in installments on the EBO Payment Dates and in the EBO Payment Amounts), but in no event less than the Termination Value for such Items of Equipment on such EBO Date, provided that, if Lessee shall so purchase all Items of Equipment then subject to the Lease and shall have assumed all obligations of Lessor under the Indenture in form and substance satisfactory to Lessor and pursuant to Section 20 of the Participation Agreement and Article 10 of the Indenture, the purchase price payable shall be reduced by the principal amount of the Equipment Notes Outstanding after giving effect to the application of the Basic Rent payable on such date.

                 (b) FMV Purchase Option. Lessee shall have the option to purchase any or all Items of Equipment then subject to this Lease (provided, that if less than all Items of Equipment are selected by Lessee, then Lessee's selection of boxcars shall be on a random basis and Lessee's selection of hoppers shall be on a random basis as among Trainsets (with no selective remixing of Trainsets by Lessee with the intention of improving its position or biasing its selection of Items of Equipment in contemplation of an option under this Lease)) (i) on the applicable Basic Lease Termination Date, at a purchase price equal to the then fair market sales value of such Items of Equipment and
(ii) at the expiration of any Renewal Term applicable to such Items of Equipment, at a purchase price equal to the fair market sales value on such date of such Items of Equipment (the "FMV Purchase Option"). In addition, Lessee shall pay in any case all Basic Rent unpaid on the date of purchase other than, in the case of the first sentence of this paragraph, Basic Rent for any Items of Equipment being purchased which is stated to be payable in advance on such date in Exhibit C, together with all Supplemental Rent due and payable on such date plus any other Supplemental Rent then owing with respect to such Items of Equipment, plus sales tax payable in connection with the purchase of such Items of Equipment.

                 Anything contained in this Lease, the Participation Agreement or the Tax Indemnity Agreement to the contrary notwithstanding, any amount payable under this Section 20 will, under any circumstances and in any event, be an amount which, together with all other amounts required to be paid by Lessee under this Lease on each EBO Date, will be at least sufficient to pay in full the aggregate redemption price payable with respect to such Items of Equipment pursuant to Section 4.02(E) of the Indenture.

                 (c) Exercise of Option. (i) Assuming the 120-day notice described in the first paragraph of Section 19(b) shall have been given, Lessee may exercise its option to purchase all or a portion of the Equipment as provided in clause (i) of Section 20(b) by irrevocable written notice delivered to Lessor not less than 90 days prior to the Basic Lease Termination Date.

                 (ii) Assuming the 120-day notice described in the first or second paragraph, as the case may be, of Section 19(b) shall have been given, Lessee may exercise its option to purchase all or a portion of the Equipment as provided in clause (ii) of Section 20(b) by irrevocable written notice delivered to Lessor not less than 90 days prior to the end of any Renewal Term.

                 If Lessor and Lessee shall be unable to agree upon the fair market sales value of the relevant Items of Equipment at least 365 days prior to the date on which such option is exercisable, then such fair market sales value shall be determined by Independent Appraisal; provided, however, that such Independent Appraisal shall be provided not later than 180 days before the date on which the Lease with respect to the related Items of Equipment would otherwise expire.

                 (d) Evidence of Transfer. If Lessee shall have so elected to purchase any Items of Equipment, Lessor shall transfer, without recourse or warranty (except as to Lessor's Liens), such Items of Equipment to Lessee or its assignee or nominee against payment by Lessee of the purchase price (or, with respect to the EBO Option, the portion thereof payable on the applicable EBO Date in accordance with Exhibit E) therefor in immediately available funds, provided that, if the Indenture shall then be in effect, Lessor shall request the Indenture Trustee to transfer, without recourse or warranty (except as to Trustee's Liens), legal title to such Items of Equipment to Lessee or its assignee or nominee, unless Lessee shall have assumed all obligations of Lessor under the Indenture and the Guaranties in form and substance satisfactory to Lessor and pursuant to Section 20 of the Participation Agreement and Article 10 of the Indenture, in which event Lessor shall convey to Lessee all of Lessor's right, title and interest in and to all Items of Equipment subject to the Lien created under the Indenture and the rights of the Indenture Trustee under the Indenture.

                 Section 21. Successor Owner Trustee. Lessee agrees that, in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee to Lessee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the beneficial owner of Items of Equipment for all purposes without the necessity of any consent or approval by Lessee and without in any way altering the terms of this Lease or Lessee's obligations hereunder. Lessee further agrees that in the case of the appointment of any additional trustee to act as co-trustee or as a separate trustee pursuant to the terms of the Trust Agreement, such additional trustee shall, upon written notice by Lessor to Lessee, acquire such rights, power and title of Lessor hereunder as are specified in the instruments appointing such additional trustee, without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor or additional Owner Trustee shall not exhaust the right to appoint and designate further successor or additional Owner Trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.

                 Section 22. Security for Lessor's Obligation to Equipment Note Holders. In order to secure all amounts payable by and all obligations to be performed by Lessor under the Indenture, Lessor has agreed in the Indenture, among other things, to assign to the Indenture Trustee certain rights under this Lease and to grant a security interest in favor of the Indenture Trustee in all Items of Equipment, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.

                 Section 23. Investment of Security Funds. So long as the Indenture is in effect, any monies required to be paid to or retained by Lessor which are not required to be paid to Lessee pursuant to Section 10 solely because an Event of Default shall have occurred and be continuing, shall, until paid to Lessee as provided in Section 10 or applied as provided herein or in the Trust Agreement and the Indenture, be invested in Permitted Investments by Lessor (unless the Indenture shall not have terminated pursuant to its terms, in which case, by the Indenture Trustee as provided in Section 7.04 of the Indenture) from time to time as directed in writing by Lessee. There shall be promptly remitted to Lessee any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless an Event of Default shall have occurred and be continuing.

                 Section 24. Lessor's Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may after expiration of any applicable cure period, on behalf of Lessee and upon 10 days' prior written notice to Lessee, itself make such payment or perform or comply with such agreement in a commercially reasonable manner. Lessee's obligation to reimburse Lessor for any such cure shall be limited to the amount of any such payment and the amount of Lessor's reasonable costs and expenses incurred in connection with such cure, together with interest thereon, to the extent permitted by Applicable Law, at the Overdue Rate, all of which shall be deemed Supplemental Rent, due and payable by Lessee upon demand. This Section 24 is not intended in any way as between the Owner Participant and Lessor, on the one hand, and the Indenture Trustee and the Holders on the other hand, to expand or otherwise vary the cure rights of the Owner Participant and Lessor in the Indenture. Lessor shall be under no obligation to Lessee or any other Person to perform any such act or make any such payment.

                 Section 25. Concerning Lessor. Meridian Trust Company is entering into this Lease solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly provided in Section 4(a)) and in no case shall Meridian Trust Company (or any entity acting as successor or additional Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations of Lessor hereunder; provided, however, that Meridian Trust Company (or any successor or additional Owner Trustee) shall be personally liable hereunder for its own gross negligence or willful misconduct or for its breach of any representation or warranty made in its individual capacity in Section 4. If a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Owner Trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations of Lessor hereunder and the predecessor Owner Trustee shall be released from all further duties and obligations hereunder.

                 Section 26. Repayment of Deficiency Amount. Lessor shall give Lessee at least two Business Days' prior written notice if Lessor has elected to pay the Deficiency Amount on July 2, 1995; provided, however, that no delivery by Lessor of any such notice shall limit or relieve Lessee's absolute and unconditional obligation to pay Rent under this Lease. If and to the extent that Lessor shall not remit funds to the Indenture Trustee in an amount equal to the Deficiency Amount on July 2, 1995, Lessee shall, to such extent, pay as Supplemental Rent to Lessor any unpaid portion of the Deficiency Amount payable on such date. For all purposes under this Lease and the other Operative Documents, the sum of (x) any Deficiency Amount paid by Lessee pursuant to this Section 26 plus (y) accrued interest on the unreimbursed portion thereof at a rate equal to the Certificate Rate (compounded semi-annually) from, but excluding, the date any such amount is paid by Lessee to and including the date it is reimbursed by Lessor or pursuant to the following sentence, shall be referred to as the "Reimbursement Amount." So long as no Event of Default shall have occurred and be continuing, upon written demand by Lessee delivered to Lessor (with a copy to the Owner Participant) Lessor shall have the option to promptly pay to Lessee the Reimbursement Amount. If for any reason Lessor shall elect not so to pay to Lessee such Reimbursement Amount, upon at least five days' prior written notice to the Owner Participant and the Indenture Trustee, Lessee shall be entitled to offset (without duplication) against each succeeding payment (other than as limited by the proviso to this sentence) due from Lessee to Persons other than the Indenture Trustee and Lessor in its individual capacity (including, without limitation, Basic Rent, Supplemental Rent payable under Sections 9, 10, 15 and 20, payments due under the Tax Indemnity Agreement and payments due to Persons other than the Indenture Trustee and Lessor in its individual capacity under Section 15 of the Participation Agreement), until Lessee has been fully reimbursed for the Reimbursement Amount; provided, however, that, in the case of any payment due from Lessee which is distributable under the terms of the Indenture, Lessee's right of offset shall be limited to amounts distributable to Lessor or the Owner Participant thereunder. No such offset or aggregate combined effect of separate offsets shall reduce the amount of any installment of Basic Rent to an amount insufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal amount (and Premium, if any) of and interest on the Equipment Notes Outstanding.

                 Section 27. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Lease may be executed by the parties hereto in separate counterparts, each of which, subject to Section 22, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in any Item of Equipment except as a lessee only. The section and paragraph headings in this Lease and the Table of Contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. This Lease has been delivered in the State of New York and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, but not limited to, the Indenture Trustee) and shall also inure to the benefit of the Owner Participant and its respective successors and assigns. Lessee shall enter into the Letter of Representations and shall perform all of its obligations thereunder.

                 IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                           LESSOR

                           MERIDIAN TRUST COMPANY,
                                    not in its individual capacity, except as otherwise expressly provided herein, but solely as Owner Trustee


                           By /s/ Stephen J. Kaba
                              --------------------------------
                              Vice President




                           LESSEE

                           CONSOLIDATED RAIL CORPORATION


                           By /s/ Thomas J. McGraw
                              --------------------------------
                              Director - Financing

                                                                    Exhibit A to
                                                                 Lease Agreement



                 CERTIFICATE OF ACCEPTANCE NO.__, dated __________, 1994, by MERIDIAN TRUST COMPANY, a Pennsylvania trust company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, dated as of December 22, 1994, with J. P. Morgan Interfunding Corp., and such Owner Trustee (such Owner Trustee, in its capacity as such Owner Trustee, being herein called "Lessor"), and by CONSOLIDATED RAIL CORPORATION, a Pennsylvania corporation (herein called "Lessee"),

                             W I T N E S S E T H :

                 WHEREAS, Lessor and Lessee have heretofore entered into the Railcar Purchase Agreement, dated as of December 22, 1994 (the "Purchase Agreement"), and the Lease Agreement, dated as of December 22, 1994 (herein called the "Lease", the defined terms therein being hereinafter used with the same meanings). The Purchase Agreement and the Lease provide for, inter alia, the execution and delivery from time to time of Certificates of Acceptance, each substantially in the form hereof, for the purpose of acknowledging delivery of specific Items of Equipment under the Purchase Agreement and the Lease and leasing such Items of Equipment under the Lease as and when delivered in accordance with the terms thereof.

                 NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

                 1. Lessee hereby delivers to Lessor under the Purchase Agreement, Lessor hereby delivers and leases to Lessee under the Lease, and Lessee hereby accepts and leases from Lessor under the Lease, the Items of Equipment specified in Schedule I hereto.

                 2. The date of delivery and acceptance of such Items of Equipment under the Purchase Agreement and the Lease is the date of this Certificate of Acceptance as set forth in the opening paragraph hereof, on which date the Term for such Items of Equipment shall commence.

                 3. Lessee hereby confirms to Lessor that such Items of Equipment have been duly marked in accordance with the terms of Section 7(d) of the Lease and that Lessee has accepted such Items of Equipment for all purposes of the Lease.

                 4. Lessee hereby confirms its agreement to pay Lessor Rent for such Items of Equipment throughout the Term therefor in accordance with Section 3 of the Lease.

                 IN WITNESS WHEREOF, Lessor and Lessee have caused this Certificate of Acceptance to be duly executed on the day and year first above written.


                           LESSOR

                           MERIDIAN TRUST COMPANY,
                               not in its individual capacity,
                               but solely as Owner Trustee



                           By CONSOLIDATED RAIL CORPORATION,
                               Agent


                           By
                              -----------------------------------
                              Title:


                           LESSEE

                           CONSOLIDATED RAIL CORPORATION


                           By
                              -----------------------------------
                              Title:

                                   SCHEDULE I

                                       TO

                        CERTIFICATE OF ACCEPTANCE NO.___

                       DESCRIPTION OF ITEMS OF EQUIPMENT



Unit Cost Per Type of Equipment



 Equipment                                                       Identification
Description                                                          Numbers
- -----------                                                       -------------

                                                                    Exhibit C to
                                                                 Lease Agreement


               PART I:  Aggregate for All Categories of Equipment

                          INTERIM RENT AND BASIC RENT

                                  Arrears Rent                      Advance Rent
       Rent                     (as a percentage                  (as a percentage
   Payment Date                     of Cost)                          of Cost)
   ------------               -------------------               -------------------

                             INTENTIONALLY OMITTED


               PART II:  Interim Rent and Basic Rent by Category

                                   CATEGORY I

                                   Arrears Rent                      Advance Rent
       Rent                      (as a percentage                  (as a percentage
   Payment Date                      of Cost)                          of Cost)
   ------------                -------------------               -------------------

                             INTENTIONALLY OMITTED


                                  CATEGORY II

                                 Arrears Rent                        Advance Rent
       Rent                    (as a percentage                    (as a percentage
   Payment Date                    of Cost)                            of Cost)
   ------------              -------------------                 -------------------

                             INTENTIONALLY OMITTED

                                                                  Exhibit D-1 to
                                                                 Lease Agreement




                             STIPULATED LOSS VALUES


                                   CATEGORY I

                                                          Stipulated Loss
                                                       Value (as a percentage
               Loss Payment Date                         of Lessor's Cost)
               -----------------                     -------------------------

                             INTENTIONALLY OMITTED


                                  CATEGORY II

                                                          Stipulated Loss
                                                       Value (as a percentage
               Loss Payment Date                         of Lessor's Cost)
               -----------------                     -------------------------

                             INTENTIONALLY OMITTED

                                                                  Exhibit D-2 to
                                                                 Lease Agreement




                               TERMINATION VALUES




                                   CATEGORY I

                                                       Termination Value
                                                        (as a percentage
             Loss Payment Date                         of Lessor's Cost)
             -----------------                     -------------------------

                             INTENTIONALLY OMITTED


                                  CATEGORY II

                                                     Termination Value
                                                      (as a percentage
           Loss Payment Date                         of Lessor's Cost)
           -----------------                     -------------------------

                             INTENTIONALLY OMITTED

                                                                    Exhibit E to
                                                                 Lease Agreement




                                EBO INFORMATION


                                   CATEGORY I

EBO Value                EBO Date               EBO Payment Dates            EBO Payment Amounts
- ---------                --------               -----------------            -------------------


                             INTENTIONALLY OMITTED


                                  CATEGORY II

EBO Value                EBO Date               EBO Payment Dates            EBO Payment Amounts
- ---------                --------               -----------------            -------------------

                             INTENTIONALLY OMITTED

                                                                      Schedule I


                      TOTAL QUANTITY OF ITEMS OF EQUIPMENT


Class                                                                  Quantity
- -----                                                                  --------

 Category I - New Steel Open Top Quad Hoppers                            795

 Category II - 60-foot Equipped Boxcars                                   57





Funding Date:        December 22, 1994

Transaction Costs:   2.29% of Category I Equipment